Exhibit 99.3

SIMON PROPERTY GROUP, L.P.

Offer to Exchange $1,000 in Principal Amount of 4.875% Notes
due 2010 and 5.625% Notes due 2014 for Each $1,000 in
Principal Amount Outstanding of Like Series of Notes

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON DECEMBER 7, 2004, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION DATE").

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Enclosed for your consideration is a Prospectus dated November 2, 2004 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Simon Property Group, L.P. (the "Operating Partnership") to exchange $1,000 principal amount of 4.875% Notes due 2010 (the "Exchange 2010 Notes") and 5.625% Notes due 2014 (the "Exchange 2014 Notes" and, together with the Exchange 2010 Notes, the "Exchange Notes") of the Operating Partnership, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Exchange Offer, for each $1,000 principal amount of 4.875% Notes due 2010 (the "Unregistered 2010 Notes") and 5.625% Notes due 2014 (the "Unregistered 2014 Notes," and, together with the Unregistered 2010 Notes, the "Unregistered Notes") respectively, of the Operating Partnership.

        We are asking you to contact your clients for whom you hold Unregistered Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Unregistered Notes registered in their own name. The Operating Partnership will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Operating Partnership for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Operating Partnership will pay all transfer taxes, if any, applicable to the tender of any of the enclosed materials to your clients. The Operating Partnership will pay all transfer taxes, if any, applicable to the tender of Unregistered Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

        Enclosed are copies of the following documents:

          1.     The Prospectus;

          2.     A Letter of Transmittal for your use in connection with the tender of Unregistered Notes and for the information of your clients;

          3.     A form of letter that may be sent to your clients for whose accounts you hold Unregistered Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

          4.     A form of Notice of Guaranteed Delivery; and

          5.     Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City Time, on December 7, 2004, unless extended or terminated (the "Expiration Date"). Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

        In all cases, exchanges of Exchange Notes for Unregistered Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of (a) certificates representing such Unregistered Notes or a confirmation of a book-entry transfer of such Unregistered Notes, as the case may be, (b) the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

        Holders who wish to tender their Unregistered Notes and (a) whose Unregistered Notes are not lost but are not immediately available, (b) who cannot deliver their Unregistered Notes, the Letter of Transmittal or any other required documents to the exchange agent prior to the Expiration Date or (c) who cannot complete the procedure for book-entry transfer prior to the Expiration Date, may tender their Unregistered Notes in accordance with the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering."

        To tender Unregistered Notes, certificates for Unregistered Notes, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, together with any other required documents, must be received by the exchange agent as provided in the Prospectus and the Letter of Transmittal.

        Additional copies of the enclosed material may be obtained from the exchange agent, JPMorgan Chase Bank, by calling (214) 468-6464.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE OPERATING PARTNERSHIP OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.